                                                                 Exhibit 99.7(b)


                                April 18, 2001



United Investors Life Insurance Company
2001 Third Avenue South
Birmingham, Alabama 35233

Re: United Investors Universal Life Variable Account (Advantage Plus)
    Form S-6 File No. 333-26505
    -----------------------------------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 filed by United Investors Life Insurance Company for certain variable life insurance policies (File No. 333-26505). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                            Very Truly Yours,

                            SUTHERLAND ASBILL & BRENNAN LLP



                            By:/s/ Frederick R. Bellamy
                               ------------------------
                               Frederick R. Bellamy